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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
               (Exact name of Registrant as specified in charter)

     Delaware                                          13-3769217
(State of incorporation or organization)          (IRS Employer ID No.)

575 Lexington Avenue, Suite 410, New York, New York  10022
(Address of principal executive offices)


         If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /

         If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /



Securities to be registered pursuant
to Section 12(b) of the Act:       None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share
                                (Title of Class)
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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Incorporated herein by reference to the Registrant's Registration Statement on Form SB-2, Registration Statement No. 333-24177 under the sections entitled "Description of Securities - Common Stock."



Item 2.  EXHIBITS.

         COPIES OF ALL CONSTITUENT INSTRUMENTS DEFINING THE RIGHTS OF THE HOLDERS OF EACH CLASS OF SECURITIES, INCLUDING ANY CONTRACTS OR OTHER DOCUMENTS WHICH LIMIT OR QUALIFY THE RIGHTS OF SUCH HOLDERS.

         Incorporated herein by reference to the Registrant's Registration Statement on Form SB-2, Registration Statement No. 333-24177 under Part II, Item 27, Exhibits 3.1, 3.2 and 4.2.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereto duly authorized.

Dated: November 6, 1997

                                             RUSSIAN WIRELESS TELEPHONE
                                                  COMPANY, INC.



                                             By:  /s/ Ronald G. Nathan
                                                  ------------------------------
                                                  Ronald G. Nathan, President